EXHIBIT 10.2

AMENDMENT NUMBER ONE
TO THE
TELEPHONE AND DATA SYSTEMS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), has heretofore adopted and maintains for the benefit of eligible employees of the Company and certain subsidiaries of the Company a supplemental executive retirement plan designated the “Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan” (the “Plan”);

WHEREAS, the Plan was most recently amended and restated, effective January 1, 2009; and

WHEREAS, the Company desires to amend the Plan further to change the frequency of crediting assumed earnings to participant accounts from annually to quarterly.

NOW, THEREFORE, pursuant to the power of amendment contained in Section 6.1 of the Plan, the Plan hereby is amended, effective as of January 1, 2012, as follows:

1.         Section 2.3 hereby is amended in its entirety to read as follows:

2.3    Earnings and Other Adjustments.  For bookkeeping purposes only, the account established for each Participant pursuant to Section 2.2 shall be adjusted as of the last day of each calendar quarter (each such date, an “Adjustment Date”) until the Participant’s account has been distributed in its entirety to reflect (i) any distributions made to the Participant (or his or her Beneficiary) pursuant to Section 3; (ii) any forfeiture of the account, or a portion thereof, pursuant to Section 3.1(b); and (iii) an assumed rate of earnings equal to one-fourth of the annual yield on ten year BBB rated industrial bonds for the last trading date of the immediately preceding Plan

Year as quoted by Standard & Poors.  For the purpose of crediting assumed earnings, the Participant’s account shall be deemed to exclude, and thus assumed earnings for a calendar quarter shall not be credited on, (X) any distributions made to the Participant (or his or her Beneficiary) pursuant to Section 3 on or prior to the applicable Adjustment Date; (Y) any portion of the account forfeited pursuant to Section 3.1(b) on or prior to the applicable Adjustment Date and (Z) any contributions credited to the account pursuant to Section 2.2 which are attributable to the Plan Year during which the applicable Adjustment Date occurs.

2.         Section 3.3 hereby is amended to replace the phrase “adjusted each Plan Year” set forth in the first sentence thereof with the phrase “adjusted each calendar quarter”.

IN WITNESS WHEREOF, the Company has caused this Amendment Number One to be executed by its duly authorized officers this 15th day of March, 2012.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ LeRoy T. Carlson, Jr.
Chief Executive Officer, Chier Financial Officer or Vice President Human Resources

By:	/s/ C. T. Herbert
Chief Executive Officer, Chief Financial Officer of Vice President Human Resources